SUB-ITEM 77Q3

AIM DIVERSIFIED DIVIDEND FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-1424
SERIES NO.: 18


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                    $ 1,916
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $ 403
       Class C                                                      $ 260
       Class R                                                        $ 7
       Investor Class                                            $ 12,785
       Institutional Class                                          $ 549


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.1164
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.0727
       Class C                                                     0.0726
       Class R                                                     0.1005
       Investor class                                              0.1236
       Institutional Class                                         0.1380

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     16,539
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      5,092
       Class C                                                      3,541
       Class R                                                         82
       Investor Class                                             103,632
       Institutional Class                                          4,184

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $12.25
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $12.13
       Class C                                                     $12.11
       Class R                                                     $12.26
       Investor Class                                              $12.24
       Institutional Class                                         $12.24